EXHIBIT 10.5

ATTACHED TO CONVERTIBLE PROMISSORY NOTES

Transfer Agent Instructions (5 pages)

DATE:  February 10, 2017

Corporate Stock Transfer

3200 Cherry Creek South Drive, Suite 430

Denver, Colorado 80209

Ladies and Gentlemen:

On behalf of Helix TCS, Inc., a Delaware corporation (the “Company”), reference is made to certain Convertible Promissory Notes (the “Notes”), listed in Exhibit A, by and between the Company and RedDiamond Partners, LLC, a Delaware limited liability company (the “Holder”). A copy of each of the above are attached hereto. Pursuant to the terms of the Notes the Holder is given the right to convert all or any portion of the Principal Amount of the Notes into shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock” or “Subject Shares”). We ask that you familiarize yourself with your issuance and delivery obligations as Transfer Agent, contained herein. These Transfer Agent Instructions will supersede and replace all Instructions for RedDiamond Partners, LLC prior to the date written above.

From and after the date hereof and until all of Company’s obligations under the Note are paid and performed in full, (a) you are hereby authorized to establish a reserve of shares of authorized but unissued Common Stock of the Company in an amount not less than 2,000,000 shares (the “Transfer Agent Reserve”) for issuance upon partial or full conversion of the Notes listed in Exhibit A in accordance with the terms thereof, (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of Holder, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to Holder or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Holder or its broker under the Note pursuant to the other instructions in this Letter, you shall issue such shares from Company’s authorized and unissued shares of Common Stock to the extent the same are available and not from the Transfer Agent Reserve unless and until there are no authorized shares of Common Stock available for issuance other than those held in the Transfer Agent Reserve, at which point, and upon your receipt of written authorization from Holder, you shall then issue any shares of Common Stock deliverable to Holder under the Note from the Transfer Agent Reserve, (e) you shall not otherwise reduce the Transfer Agent Reserve under any circumstances, unless Holder delivers to you written pre-approval of such reduction, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve as and when requested by Company or Holder in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Company’s authorized shares of Common Stock.

The ability to convert the Principal Amount of the Notes in a timely manner is a material obligation of the Company pursuant to the Notes. Your firm is hereby authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Holder without any further action or confirmation by the Company upon your receipt from the Holder of (a) a notice of conversion ("Conversion Notice") executed by the Holder; and (b) an opinion of counsel of the Holder, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Holder pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Holder without any restrictive legend. Please note that a share issuance resolution is not required for each conversion since these instructions and the Notes have previously been approved by a resolution of the Company’s board of directors. Your firm shall not be responsible for any of the calculations or numbers provided in any such conversion notice.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Holder. Your firm will not delay in processing any Conversion Notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, as long as it is less than $1,000,00, provided that the Holder agrees that each time a Conversion Notice is delivered to your firm, in the event the Company refuses to pay the cost associated with processing a Conversion Notice (in contradiction with the terms of the Note) the Holder agrees to pay the cost of processing the Conversion Notice a sum not to exceed $200.00 for each such transaction. In the event that the Company is suspended with Corporate Stock Transfer, Inc. due to non-payment, with an account balance exceeding $1,000, and said invoice is more than 30 days in past due, the Holder would be required to bring the account balance current for any issuance of shares to take place by Corporate Stock Transfer, Inc.

The Holder shall reserve the right to maintain this Transfer Agent Reserve beyond the date of retirement of the Note provided that there are other existing securities issued by the Company in the Holder's name as of the date of that retirement and said securities require a share reserve to be maintained. The Holder shall be allowed to re-assign this Transfer Agent Reserve to any other existing securities in Holder's name without the

Company's approval. Additionally, the Holder shall reserve the right to transfer the Transfer Agent Reserve to any other note holder of the Company without the Company's approval. This Transfer Agent Reserve may not be transferred, extinguished or otherwise re-assigned without prior written approval by the Holder.

The Company hereby directs you, upon request by the Holder or Holder’s broker dealer, to immediately provide any capitalization structure information pertaining to the number of common shares of the Company that are issued and outstanding, authorized, reserved, treasury or in the public float without any further action or confirmation by the Company.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel. The Transfer Agent has no obligation to confirm the accuracy in the conversion notice.

The Board of Directors of the Company has approved the foregoing (instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees, in the event of a change in transfer agents, that the Transfer Agent Reserve shall be automatically reestablished at the new transfer agent. The Company agrees that in the event that the transfer agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent, agreeable to the Holder, that will agree to serve as the transfer agent for the Company and be bound by the terms and conditions of these irrevocable instructions within five (5) business days. Furthermore, if the Company decides to switch or terminate the current transfer agent, 30 days’ notice of termination must be given, and the fee for the irrevocable agreement transfer will be $350.00 per irrevocable agreement payable to the current transfer agent prior to termination.

The Holder is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Holder.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions and return a copy of this agreement to the Company and to the Holder.

Very truly yours,

Helix TCS, Inc.

By: __________________________________

Name: _______________________________

Title: _______________________________

Acknowledged and Agreed:

Corporate Stock Transfer

By: __________________________________ Date: ________________

Name: ________________________________

Title: ________________________________

EXHIBIT A

Note Description____________________________________________________________________

$25,000 Note dated February 13, 2017

$183,333.33 Note dated February 13, 2017